UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 9, 2014

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL	33143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2014, the Board of Directors of Interval Leisure Group, Inc. (“ILG”) amended our Third Amended and Restated By-Laws to add a new Article X of the By-laws designating the Court of Chancery of the State of Delaware as the exclusive forum for the following proceedings unless ILG consents in writing to the selection of an alternative forum: (1) any derivative action or proceeding brought on behalf of ILG, (2) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, other employee or agent of ILG to ILG or ILG’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the by-laws of ILG (in each case, as they may be amended from time to time) or (4) any action asserting a claim governed by the internal affairs doctrine.

This summary of the amendments to the By-Laws is qualified by reference to the Fourth Amended and Restated By-Laws of Interval Leisure Group, Inc., a copy of which is filed herewith as Exhibit 3.2.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits to this Form 8-K

Exhibit No.	Description
3.2	Fourth Amended and Restated By-laws of Interval Leisure Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

By:	/s/ Victoria J. Kincke
Name:	Victoria J. Kincke
Title:	Senior Vice President and
General Counsel

Date:  December 10, 2014

EXHIBIT LIST

Exhibit No.	Description
3.2	Fourth Amended and Restated By-laws of Interval Leisure Group, Inc.